Press Release

RLJ Lodging Trust Reports First Quarter 2022 Results

- March RevPAR achieved ~84% of 2019
- Adjusted EBITDA of $54.6 million and Adjusted FFO per share of $0.14
- Amended corporate credit facilities to allow for share repurchases

Bethesda, MD, May 4, 2022 – RLJ Lodging Trust (the “Company”) (NYSE: RLJ) today reported results for the three months ended March 31, 2022.

Highlights
•Pro forma RevPAR of $107.39 for Q1, representing 74% of 2019 levels, improving 5% from Q4 2021
•Total revenue of $242.9 million
•Net loss attributable to common shareholders of $21.5 million
•Net loss per share attributable to common shareholders of $0.13
•Pro forma Hotel EBITDA of $63.2 million
•Adjusted EBITDA of $54.6 million
•Adjusted FFO per diluted common share and unit of $0.14
•Repaid remaining $200.0 million outstanding on the line of credit
•Amended corporate credit facilities to allow for share repurchases during covenant waiver period
•Approximately $1.1 billion of liquidity, including $479.0 million of unrestricted cash

“First quarter operating results exceeded our expectations, benefiting from accelerating demand in our urban markets,” commented Leslie D. Hale, President and Chief Executive Officer. “The pace of recovery throughout the first quarter was driven by broad improvement across all markets and segments, including sustained leisure strength along with a notable pick up in business transient and group demand which achieved new highs of the pandemic in March, a trend that continued into April. Against this rapidly improving backdrop, we made significant progress towards our internal growth catalysts, further strengthened our balance sheet by paying down the remaining balance on our line of credit, and amended our credit facility to allow for share repurchases thereby expanding the range of capital allocation opportunities available to us.”

The prefix “pro forma” as defined by the Company, denotes operating results which include results for periods prior to its ownership and excludes sold hotels. Pro forma RevPAR and pro forma Hotel EBITDA Margin are reported on a comparable basis and therefore exclude any hotels sold during the period and non-comparable hotels that were not open for operation or were closed for renovation for comparable periods. Explanations of EBITDA, EBITDAre, Adjusted EBITDA, Hotel EBITDA, Hotel EBITDA Margin, FFO, and Adjusted FFO, as well as reconciliations of those measures to net income or loss, if applicable, are included within this release.

Financial and Operating Highlights
($ in thousands, except ADR, RevPAR, and per share amounts)
(unaudited)

	For the three months ended March 31,
	2022	2021
Operational Overview: (1)
Pro forma ADR	$175.57	$119.84
Pro forma Occupancy	61.2%	44.2%
Pro forma RevPAR	$107.39	$52.95

Financial Overview:
Total Revenues	$242,899	$119,552
Pro forma Hotel Revenue	$240,664	$117,179

Net Loss	($15,469)	($79,117)

Pro forma Hotel EBITDA (2)	$63,186	$15,004
Pro forma Hotel EBITDA Margin	26.3%	12.8%
Adjusted EBITDA	$54,594	$3,592

Adjusted FFO	$23,894	($29,767)
Adjusted FFO Per Diluted Common Share and Unit	$0.14	($0.18)
Note:
(1) Pro forma statistics reflect the Company's 95 hotel portfolio as of May 4, 2022.
(2) Pro forma Hotel EBITDA for the three months ended March 31, 2022 and 2021 excludes $0.2 million net income and $3.2 million net loss, respectively, from sold hotels. Pro forma Hotel EBITDA for the three months ended March 31, 2021 includes $0.4 million net loss from acquired hotels.

Operational Update
Positive momentum in lodging fundamentals accelerated throughout the first quarter with broad growth across all segments and markets. The Company’s urban markets benefited from improvements in both business transient and group demand, which accelerated as most remaining COVID restrictions were eliminated and the pace of office reopenings increased, which allowed weekday results to strengthen and citywide events to be well-attended. The Company’s urban markets also continued to benefit from robust leisure demand. These improving trends enabled March to achieve pro forma RevPAR of $135.01 and pro forma Hotel EBITDA of $35.6 million, which represented approximately 84% and 78% of 2019 levels, respectively, achieving new highs of the pandemic. This positive momentum from the first quarter has continued into the second quarter.

Dispositions
During the first quarter, the Company sold the Marriott Denver Airport at Gateway Park, and subsequent to quarter end, sold the SpringHill Suites Denver North Westminster, for total consideration of approximately $50.0 million. These hotels were sold on an opportunistic basis at an aggregate multiple of approximately 13.4x 2019 Hotel EBITDA inclusive of brand required capital expenditure programs. The Company’s Denver footprint now consists of four hotels in the submarkets of Cherry Creek, Denver South and Boulder.

Subsequent Events
On April 29, 2022, the Company's Board of Trustees authorized a $250.0 million share repurchase program.

Balance Sheet
As of March 31, 2022, the Company had approximately $1.1 billion of total liquidity comprising approximately $479.0 million of unrestricted cash, $600.0 million available under its revolving credit facility ("Revolver"), and $2.2 billion of debt outstanding. In February, the Company repaid the remaining $200.0 million outstanding on its Revolver and currently has the full $600.0 million of available capacity. In April 2022, the Company exercised the first extension option on a $200.0 million mortgage loan to extend the maturity to April 2023. The Company has no debt maturities until 2023.

In April, the Company amended its corporate credit facilities to allow for share repurchases during the covenant waiver period. The Company expects to exit the covenant waiver period after the second quarter.

Dividends
The Company’s Board of Trustees declared a quarterly cash dividend of $0.01 per common share of beneficial interest of the Company in the first quarter. The dividend was paid on April 15, 2022 to shareholders of record as of March 31, 2022.

The Company's Board of Trustees declared a quarterly cash dividend of $0.4875 on the Company’s Series A Preferred Shares. The dividend was paid on April 29, 2022 to shareholders of record as of March 31, 2022.

Earnings Call
The Company will conduct its quarterly analyst and investor conference call on May 5, 2022 at 10:00 a.m. (Eastern Time). The conference call can be accessed by dialing (877) 407-3982 or (201) 493-6780 for international participants and requesting RLJ Lodging Trust’s first quarter earnings conference call. Additionally, a live webcast of the conference call will be available through the Company’s website at http://www.rljlodgingtrust.com. A replay of the conference call webcast will be archived and available through the Investor Relations section of the Company’s website for two weeks.

Supplemental Information
Please refer to the schedule of supplemental information for additional detail and pro forma operating statistics, which is available through the Investor Relations section of the Company's website.

About Us
RLJ Lodging Trust is a self-advised, publicly traded real estate investment trust that owns primarily premium-branded, high-margin, focused-service and compact full-service hotels. The Company's portfolio currently consists of 95 hotels with approximately 21,100 rooms, located in 22 states and the District of Columbia and an ownership interest in one unconsolidated hotel with 171 rooms.

Forward Looking Statements
This information contains certain statements, other than purely historical information, including estimates, projections, statements relating to the Company’s business plans, objectives and expected operating results, measures being taken in response to the COVID-19 pandemic, and the impact of the COVID-19 pandemic on our business, and the assumptions upon which those statements are based, that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally are identified by the use of the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “plan,” “may,” “will,” “will continue,” “intend,” “should,” “may,” or similar expressions. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, beliefs and expectations, such forward-looking statements are not predictions of future events or guarantees of future performance and the Company’s actual results could differ materially from those set forth in the forward-looking statements. Some factors that might cause such a difference include the following: the current global economic uncertainty and a worsening of global economic conditions or low levels of economic growth; the duration and scope of the COVID-19 pandemic and its impact on the demand for travel and on levels of consumer confidence; actions governments, businesses and individuals take in response to the pandemic, the impact of the pandemic on global and regional economies, travel, and economic activity; public adoption rates of COVID-19 vaccines, including booster shots, and their effectiveness against emerging variants of COVID-19, such as the Delta and Omicron variants, and the pace of recovery when the COVID-19 pandemic subsides; increased direct and indirect competition, changes in government regulations or accounting rules; changes in local, national and global real estate conditions; declines in the lodging industry; seasonality of the lodging industry; risks related to natural disasters, such as earthquakes and hurricanes; hostilities, including international military conflicts, future terrorist attacks or fear of hostilities that affect travel, public health and/or economic activity and epidemics and/or pandemics, including COVID-19; the Company’s ability to obtain lines of credit or permanent financing on satisfactory terms; changes in interest rates; access to capital through offerings of the Company’s common and preferred shares of beneficial interest, or debt; the Company’s ability to identify suitable acquisitions; the Company’s ability to close on identified acquisitions and integrate those businesses; and inaccuracies of the Company’s accounting estimates. Moreover, investors are cautioned to interpret many of the risks identified under the section entitled "Risk Factors" in the Company's Form 10-K for the year ended December 31, 2021, as being heightened as a result of the ongoing and numerous adverse impacts of the COVID-19 pandemic. Given these uncertainties, undue reliance should not be placed on such statements. Except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. The Company cautions investors not to place undue reliance on these forward looking statements and urges investors to carefully review the disclosures the Company makes concerning risks and uncertainties in the sections entitled “Risk Factors,” “Forward- Looking Statements,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report, as well as risks, uncertainties and other factors discussed in other documents filed by the Company with the Securities and Exchange Commission.

###
 Additional Contact:
Sean M. Mahoney, Executive Vice President and Chief Financial Officer – (301) 280-7774
For additional information or to receive press releases via email, please visit our website:
 http://www.rljlodgingtrust.com

RLJ Lodging Trust
Non-GAAP and Accounting Commentary

Non-Generally Accepted Accounting Principles (“Non-GAAP”) Financial Measures
The Company considers the following non-GAAP financial measures useful to investors as key supplemental measures of its performance: (1) FFO, (2) Adjusted FFO, (3) EBITDA, (4) EBITDAre, (5) Adjusted EBITDA, (6) Hotel EBITDA, and (7) Hotel EBITDA Margin. These Non-GAAP financial measures should be considered along with, but not as alternatives to, net income or loss as a measure of its operating performance. FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA, Hotel EBITDA, and Hotel EBITDA Margin as calculated by the Company, may not be comparable to other companies that do not define such terms exactly as the Company.

Funds From Operations (“FFO”)
The Company calculates Funds from Operations (“FFO”) in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which defines FFO as net income or loss (calculated in accordance with GAAP), excluding gains or losses from sales of real estate, impairment, the cumulative effect of changes in accounting principles, plus depreciation and amortization, and adjustments for unconsolidated partnerships and joint ventures. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values have instead historically risen or fallen with market conditions, most real estate industry investors consider FFO to be helpful in evaluating a real estate company’s operations. The Company believes that the presentation of FFO provides useful information to investors regarding the Company’s operating performance and can facilitate comparisons of operating performance between periods and between real estate investment trusts (“REITs”), even though FFO does not represent an amount that accrues directly to common shareholders.

The Company’s calculation of FFO may not be comparable to measures calculated by other companies who do not use the NAREIT definition of FFO or do not calculate FFO per diluted share in accordance with NAREIT guidance. Additionally, FFO may not be helpful when comparing the Company to non-REITs. The Company presents FFO attributable to common shareholders, which includes unitholders of limited partnership interest (“OP units”) in RLJ Lodging Trust, L.P., the Company’s operating partnership, because the OP units are redeemable for common shares of the Company. The Company believes it is meaningful for the investor to understand FFO attributable to all common shares and OP units.

EBITDA and EBITDAre
Earnings Before Interest, Taxes, Depreciation, and Amortization (“EBITDA”) is defined as net income or loss excluding: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sales of assets; and (3) depreciation and amortization. The Company considers EBITDA useful to an investor in evaluating and facilitating comparisons of its operating performance between periods and between REITs by removing the impact of its capital structure (primarily interest expense) and asset base (primarily depreciation and amortization) from its operating results. In addition, EBITDA is used as one measure in determining the value of hotel acquisitions and dispositions.

In addition to EBITDA, the Company presents EBITDAre in accordance with NAREIT guidelines, which defines EBITDAre as net income or loss (calculated in accordance with GAAP) excluding interest expense, income tax expense, depreciation and amortization expense, gains or losses from sales of real estate, impairment, and adjustments for unconsolidated partnerships and joint ventures. The Company believes that the presentation of EBITDAre provides useful information to investors regarding the Company's operating performance and can facilitate comparisons of operating performance between periods and between REITs.

Adjustments to FFO and EBITDA
The Company adjusts FFO, EBITDA, and EBITDAre for certain items that the Company considers either outside the normal course of operations or extraordinary. The Company believes that Adjusted FFO, Adjusted EBITDA, and Adjusted EBITDAre provide useful supplemental information to investors regarding its ongoing operating performance that, when considered with net income or loss, FFO, EBITDA, and EBITDAre, is beneficial to an investor’s understanding of its operating performance. The Company adjusts FFO, EBITDA, and EBITDAre for the following items:

•Transaction Costs: The Company excludes transaction costs expensed during the period
•Pre-Opening Costs: The Company excludes certain costs related to pre-opening of hotels
•Non-Cash Expenses: The Company excludes the effect of certain non-cash items such as the amortization of share-based compensation, non-cash income taxes, and non-cash expense related to discontinued interest rate hedges
•Other Non-Operational Expenses: The Company excludes the effect of certain non-operational expenses representing income and expenses outside the normal course of operations

Hotel EBITDA and Hotel EBITDA Margin
With respect to Consolidated Hotel EBITDA, the Company believes that excluding the effect of corporate-level expenses and certain non-cash items provides a more complete understanding of the operating results over which individual hotels and operators have direct control. The Company believes property-level results provide investors with supplemental information about the ongoing operational performance of the Company’s hotels and the effectiveness of third-party management companies.

Pro forma Consolidated Hotel EBITDA includes prior ownership information provided by the sellers of the hotels for periods prior to our acquisition of the hotels, which has not been audited and excludes results from sold hotels as applicable. Pro forma Hotel EBITDA and pro forma Hotel EBITDA Margin exclude the results of non-comparable hotels that were under renovation or not open for the entirety of the comparable periods. The following is a summary of pro forma hotel adjustments:

Pro forma adjustments: Acquired hotels
For the three months ended March 31, 2022 and 2021, pro forma adjustments included the following acquired hotels:
•Hampton Inn & Suites Atlanta Midtown acquired in August 2021
•AC Hotel Boston Downtown acquired in October 2021
•Moxy Denver Cherry Creek acquired in December 2021

Pro forma adjustments: Sold hotels
For the three months ended March 31, 2022 and 2021, pro forma adjustments included the following sold hotels:
•Courtyard Houston Sugarland sold in January 2021
•Residence Inn Chicago Naperville sold in May 2021
•Residence Inn Indianapolis Fishers sold in May 2021
•Fairfield Inn & Suites Chicago Southeast Hammond sold in July 2021
•Residence Inn Chicago Southeast Hammond sold in August 2021
•Courtyard Chicago Southeast Hammond sold in August 2021
•Embassy Suites Secaucus-Meadowlands ground lease expired in October 2021
•DoubleTree Hotel Metropolitan New York City sold in December 2021
•Marriott Denver Airport at Gateway Park sold in March 2022
•SpringHill Suites Denver North Westminster sold in April 2022

RLJ Lodging Trust
Consolidated Balance Sheets
(Amounts in thousands, except share and per share data)
(unaudited)

	March 31, 2022	December 31, 2021
Assets
Investment in hotel properties, net	$4,155,048	$4,219,116
Investment in unconsolidated joint ventures	6,644	6,522
Cash and cash equivalents	479,047	665,341
Restricted cash reserves	43,254	48,528
Hotel and other receivables, net of allowance of $322 and $274, respectively	37,876	31,091
Lease right-of-use assets	143,606	144,988
Prepaid expense and other assets	56,182	33,390
Total assets	$4,921,657	$5,148,976
Liabilities and Equity
Debt, net	$2,210,725	$2,409,438
Accounts payable and other liabilities	129,962	155,136
Advance deposits and deferred revenue	21,434	20,047
Lease liabilities	122,326	123,031
Accrued interest	8,210	19,110
Distributions payable	8,208	8,347
Total liabilities	2,500,865	2,735,109
Equity
Shareholders’ equity:
Preferred shares of beneficial interest, $0.01 par value, 50,000,000 shares authorized
Series A Cumulative Convertible Preferred Shares, $0.01 par value, 12,950,000 shares authorized; 12,879,475 shares issued and outstanding, liquidation value of $328,266, at March 31, 2022 and December 31, 2021	366,936	366,936
Common shares of beneficial interest, $0.01 par value, 450,000,000 shares authorized; 166,843,586 and 166,503,062 shares issued and outstanding at March 31, 2022 and December 31, 2021, respectively	1,668	1,665
Additional paid-in capital	3,097,166	3,092,883
Distributions in excess of net earnings	(1,069,769)	(1,046,739)
Accumulated other comprehensive income (loss)	11,214	(17,113)
Total shareholders’ equity	2,407,215	2,397,632
Noncontrolling interests:
Noncontrolling interest in the Operating Partnership	6,209	6,316
Noncontrolling interest in consolidated joint ventures	7,368	9,919
Total noncontrolling interest	13,577	16,235
Total equity	2,420,792	2,413,867
Total liabilities and equity	$4,921,657	$5,148,976
Note: The corresponding notes to the consolidated financial statements can be found in the Company’s Quarterly Report on Form 10-Q.

RLJ Lodging Trust
Consolidated Statements of Operations
(Amounts in thousands, except share and per share data)
(unaudited)

	For the three months ended March 31,
	2022	2021
Revenues
Operating revenues
Room revenue	$205,779	$102,772
Food and beverage revenue	20,901	6,242
Other revenue	16,219	10,538
Total revenues	242,899	119,552
Expenses
Operating expenses
Room expense	53,828	29,427
Food and beverage expense	16,169	4,556
Management and franchise fee expense	20,388	5,361
Other operating expense	68,654	49,120
Total property operating expenses	159,039	88,464
Depreciation and amortization	46,865	46,943
Impairment losses	—	5,946
Property tax, insurance and other	22,513	20,081
General and administrative	14,134	10,800
Transaction costs	62	60
Total operating expenses	242,613	172,294
Other income, net	7,285	465
Interest income	172	384
Interest expense	(24,561)	(27,895)
Gain on sale of hotel properties, net	1,417	1,083
Loss before equity in income (loss) from unconsolidated joint ventures	(15,401)	(78,705)
Equity in income (loss) from unconsolidated joint ventures	122	(298)
Loss before income tax expense	(15,279)	(79,003)
Income tax expense	(190)	(114)
Net loss	(15,469)	(79,117)
Net loss attributable to noncontrolling interests:
Noncontrolling interest in the Operating Partnership	104	396
Noncontrolling interest in consolidated joint ventures	118	736
Net loss attributable to RLJ	(15,247)	(77,985)
Preferred dividends	(6,279)	(6,279)
Net loss attributable to common shareholders	$(21,526)	$(84,264)
Basic and diluted per common share data:
Net loss per share attributable to common shareholders	$(0.13)	$(0.51)
Weighted-average number of common shares	164,179,661	163,826,009
Note: The Statements of Comprehensive Income and corresponding notes to the consolidated financial statements can be found in the Company’s Quarterly Report on Form 10-Q.

RLJ Lodging Trust
Reconciliation of Non-GAAP Measures
(Amounts in thousands, except per share data)
(unaudited)

Funds from Operations (FFO) Attributable to Common Shareholders and Unitholders

	For the three months ended March 31,
	2022	2021
Net loss	$(15,469)	$(79,117)
Preferred dividends	(6,279)	(6,279)
Depreciation and amortization	46,865	46,943
Gain on sale of hotel properties, net	(1,417)	(1,083)
Impairment losses	—	5,946
Noncontrolling interest in consolidated joint ventures	118	736
Adjustments related to consolidated joint ventures (1)	(49)	(75)
Adjustments related to unconsolidated joint ventures (2)	295	294
FFO	24,064	(32,635)
Transaction costs	62	60
Amortization of share-based compensation	5,185	2,752
Non-cash income tax expense	(135)	—
Derivative gains in accumulated other comprehensive income (loss) reclassified to earnings (3)	(5,866)	—
Other expenses (4)	584	56
Adjusted FFO	$23,894	$(29,767)

Adjusted FFO per common share and unit-basic	$0.14	$(0.18)
Adjusted FFO per common share and unit-diluted	$0.14	$(0.18)

Basic weighted-average common shares and units outstanding (5)	164,951	164,598
Diluted weighted-average common shares and units outstanding (5)	165,516	164,598
Note:
(1) Includes depreciation and amortization expense allocated to the noncontrolling interest in the consolidated joint ventures.
(2) Includes our ownership interest in the depreciation and amortization expense of the unconsolidated joint ventures.
(3) Reclassification of interest rate swap gains from accumulated other comprehensive income (loss) to earnings for discontinued interest rate hedges.
(4) Represents expenses and income outside of the normal course of operations, including $0.3 million of non-cash interest expense related to discontinued interest rate hedges during the three months ended March 31, 2022.
(5) Includes 0.8 million weighted-average operating partnership units for the three month periods ended March 31, 2022 and 2021.

RLJ Lodging Trust
Reconciliation of Non-GAAP Measures
(Amounts in thousands)
(unaudited)

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)

	For the three months ended March 31,
	2022	2021
Net loss	$(15,469)	$(79,117)
Depreciation and amortization	46,865	46,943
Interest expense, net of interest income	24,389	27,511
Income tax expense	190	114
Adjustments related to unconsolidated joint ventures (1)	407	410
EBITDA	56,382	(4,139)
Gain on sale of hotel properties, net	(1,417)	(1,083)
Impairment losses	—	5,946
EBITDAre	54,965	724
Transaction costs	62	60
Amortization of share-based compensation	5,185	2,752
Derivative losses in accumulated other comprehensive income (loss) reclassified to earnings (2)	(5,866)	—
Other expenses (3)	248	56
Adjusted EBITDA	54,594	3,592
General and administrative (4)	8,949	8,048
Other corporate adjustments (5)	(166)	513
Consolidated Hotel EBITDA	63,377	12,153
Pro forma adjustments - (income) loss from sold hotels	(191)	3,229
Pro forma adjustments - loss from acquired hotels	—	(378)
Pro forma Hotel EBITDA	$63,186	$15,004
Note: Pro forma statistics reflect the Company's 95 hotel portfolio as of May 4, 2022.
(1) Includes our ownership interest in the interest, depreciation, and amortization expense of the unconsolidated joint ventures.
(2) Reclassification of interest rate swap gains from accumulated other comprehensive income (loss) to earnings for discontinued interest rate hedges.
(3) Represents expenses and income outside of the normal course of operations.
(4) Excludes amortization of share-based compensation reflected in Adjusted EBITDA.
(5) Other corporate adjustments include property-level adjustments and certain revenues and expenses at corporate entities. These items include interest income, amortization of deferred management fees, key money amortization, ground rent amortization, legal fees, revenues and expenses associated with non-hotel properties, income (loss) from unconsolidated entities, internal lease rent expense, and other items.

RLJ Lodging Trust
Reconciliation of Non-GAAP Measures
(Amounts in thousands)
(unaudited)

Pro forma Hotel EBITDA Margin

	For the three months ended March 31,
	2022	2021
Total revenue	$242,899	$119,552
Pro forma adjustments - revenue from sold hotels	(2,220)	(4,217)
Pro forma adjustments - revenue from prior ownership of acquired hotels	—	1,865
Other corporate adjustments / non-hotel revenue	(15)	(21)
Pro forma Hotel Revenue	$240,664	$117,179

Pro forma Hotel EBITDA	$63,186	$15,004

Pro forma Hotel EBITDA Margin	26.3%	12.8%

Note: Pro forma statistics reflect the Company's 95 hotel portfolio as of May 4, 2022.

RLJ Lodging Trust
Consolidated Debt Summary
(Amounts in thousands)
(unaudited)

Loan	Base Term (Years)	Maturity (incl. extensions)	Floating / Fixed (1)	Interest Rate (2)	Balance as of March 31, 2022 (3)
Mortgage Debt
Mortgage loan - 1 hotel	10	Jan 2029	Fixed	5.06%	$25,000
Mortgage loan - 7 hotels	3	Apr 2024	Floating	3.30%	200,000
Mortgage loan - 3 hotels	5	Apr 2026	Floating	2.53%	96,000
Mortgage loan - 4 hotels	5	Apr 2026	Floating	3.43%	85,000
Weighted Average / Mortgage Total				3.25%	$406,000

Corporate Debt
Revolver (4)	4	May 2025	Floating	—	$—
$150 Million Term Loan Maturing 2024	2	Jun 2024	Floating	4.18%	100,000
$400 Million Term Loan Maturing 2023	5	Jan 2023	Floating	4.69%	52,261
$400 Million Term Loan Maturing 2024	5	Jan 2024	Floating	4.69%	151,683
$225 Million Term Loan Maturing 2023	5	Jan 2023	Floating	4.69%	41,745
$225 Million Term Loan Maturing 2024	5	Jan 2024	Floating	4.03%	72,973
$400 Million Term Loan Maturing 2025	5	May 2025	Floating	4.00%	400,000
$500 Million Senior Notes due 2026	5	Jul 2026	Fixed	3.75%	500,000
$500 Million Senior Notes due 2029	8	Sep 2029	Fixed	4.00%	500,000
Weighted Average / Corporate Total				4.04%	$1,818,662

Weighted Average / Total				3.89%	$2,224,662
Note:
(1) The floating interest rate is hedged with an interest rate swap.
(2) Interest rates as of March 31, 2022.
(3) Excludes the impact of fair value adjustments and deferred financing costs.
(4) As of March 31, 2022, there was $600.0 million of borrowing capacity on the Revolver, which is charged an unused commitment fee of 0.25% annually.